UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 16, 2010, Colony Financial, Inc. (the “Company”) and certain of its subsidiaries entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and certain lenders party thereto pursuant to which the lenders agreed to provide a credit facility in the initial aggregate principal amount of up to $75 million, as further described below. The Credit Agreement also provides the Company the option to increase the aggregate principal amount of commitments to $150 million under certain conditions set forth in the Credit Agreement, including each lender under the Credit Agreement or a substitute lender agreeing to provide commitments for such increased amount. The credit facility will finance the acquisition by the Company and its affiliates of mortgage loan and other real estate related assets.

Revolving loans under the Credit Agreement accrue interest at a per annum rate equal to the sum of, at the Company’s election, the one, two, three, six, or 12 month LIBOR plus 4%, with a 1% LIBOR floor. During the existence of an Event of Default, interest accrues at the Default Rate which is the Base Rate plus 2%. The “Base Rate” is an interest rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Bank of America prime rate and (c) the one month LIBOR plus 1.50%, plus 2.50%.

The amount available for draw under the Credit Agreement is limited by a borrowing base, which is calculated based upon the value of eligible assets and the annual cash flow generated by these assets. To be included in the borrowing base an asset must meet certain criteria set forth in the Credit Agreement, including being free of all liens and pledges and, when taken with all other borrowing base assets, the average time to maturity must be at least 3.5 years.

The initial maturity date of the Credit Agreement is September 16, 2011, subject to a one-year extension option, which may be exercised by the Company upon the Company’s satisfaction of certain conditions set forth in the Credit Agreement. Any revolving loans outstanding under the Credit Agreement upon maturity will convert automatically to fully amortizing one-year term loans payable in quarterly installments. In the event of such conversions, the term loans will continue to bear interest at the same rate as the revolving loans from which they were converted.

Certain of the Company’s subsidiaries provided a Continuing Guaranty (the “Guaranty”) under which such subsidiaries guaranty the obligations of the Company under the Credit Agreement. As security for the advances under the Credit Agreement, the Company and certain of its affiliates pledged their equity interests in certain subsidiaries through which the Company directly or indirectly owns substantially all of its assets.

The Credit Agreement and the Guaranty contain various affirmative and negative covenants, including the following financial covenants applicable to the Company and its consolidated subsidiaries: (a) minimum consolidated tangible net worth greater than or equal to the sum of (i) 75% of the GAAP equity of the Company as of the closing date and (ii) 80% of the net proceeds of future equity issuances by the Company, (b) EBITDA to fixed charges as of the end of each fiscal quarter not less than 2.75 to 1.0, (c) minimum liquidity not less than the lesser of $15 million (including undrawn amounts available under the Credit Agreement) and 5% of total GAAP consolidated assets, and (d) the ratio of consolidated GAAP debt to consolidated GAAP assets must not exceed 40%. At the closing under the Credit Agreement, the Company was in compliance with all of these financial covenants.

The Credit Agreement also includes customary events of default, in certain cases subject to reasonable and customary periods to cure, including but not limited to: failure to make payments when due; breach of covenants; breach of representations and warranties; insolvency proceedings; certain judgments and attachments; change of control; and failure to maintain status as a real estate investment trust. The occurrence of an event of default may result in the termination of the credit facility, accelerate our repayment obligations, in certain cases limit the Company’s ability to make distributions, and allow the lenders to exercise all rights and remedies available to them with respect to the collateral.

The foregoing summary of the Credit Agreement, the Guaranty and the transactions contemplated thereby contained in this item do not purport to be complete descriptions and are qualified in their entirety by reference to the terms and conditions contained in the Credit Agreement, the Guaranty and the related pledge and security agreement, copies of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. Capitalized terms used in this item and not defined herein have the meanings given to such terms in the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated as of September 16, 2010, among the Company, CFI Mezz Funding, LLC, CFI RE Holdco, LLC, ColFin ESH Funding, LLC, and each wholly-owned subsidiary of the Company that from time to time becomes a co-borrower thereto, as Borrowers, each lender from time to time party thereto, as Lenders, and Bank of America, N.A., as Administrative Agent.

10.2	Continuing Guaranty, dated as of September 16, 2010, made by and among each of the guarantors undersigned thereto, each a Guarantor, for the benefit of Bank of America, N.A., the Administrative Agent, and the Lenders.

10.3	Pledge and Security Agreement, dated as of September 16, 2010, made by each of the pledgors undersigned thereto, each a Pledgor, in favor of Bank of America, N.A., as Administrative Agent, for the benefit of the secured parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2010	COLONY FINANCIAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1	Credit Agreement, dated as of September 16, 2010, among the Company, CFI Mezz Funding, LLC, CFI RE Holdco, LLC, ColFin ESH Funding, LLC, and each wholly-owned subsidiary of the Company that from time to time becomes a co-borrower thereto, as Borrowers, each lender from time to time party thereto, as Lenders, and Bank of America, N.A., as Administrative Agent.

10.2	Continuing Guaranty, dated as of September 16, 2010, made by and among each of the guarantors undersigned thereto, each a Guarantor, for the benefit of Bank of America, N.A., the Administrative Agent, and the Lenders.

10.3	Pledge and Security Agreement, dated as of September 16, 2010, made by each of the pledgors undersigned thereto, each a Pledgor, in favor of Bank of America, N.A., as Administrative Agent, for the benefit of the secured parties thereto.